Exhibit 99.2

EQM MIDSTREAM PARTNERS, LP COMMENCES TENDER OFFER AND CONSENT SOLICITATION

Offer to Purchase for Cash

Up to $1.275 Billion Aggregate Purchase Price for

6.500% Senior Notes due 2048, 5.500% Senior Notes due 2028,

4.50% Senior Notes due 2029 and 7.500% Senior Notes due 2030

Solicitation of Consents to Proposed Reporting Amendments to the Indentures Governing

6.500% Senior Notes due 2048 and 5.500% Senior Notes due 2028

PITTSBURGH, November 25, 2024 -- EQT Corporation (NYSE: EQT) (“EQT” and, collectively with its subsidiaries, the “Company”) today announced that its indirect wholly owned subsidiary, EQM Midstream Partners, LP (“EQM”), has commenced a tender offer (the “Tender Offer”) to purchase for cash EQM’s outstanding 6.500% Senior Notes due 2048 (the “2048 Notes”), 5.500% Senior Notes due 2028 (the “2028 Notes”), 4.50% Senior Notes due 2029 (the “2029 Notes”) and 7.500% Senior Notes due 2030 (the “2030 Notes” and, collectively with the 2048 Notes, the 2028 Notes and the 2029 Notes, the “Notes”) for an aggregate purchase price, excluding accrued and unpaid interest, of up to $1.275 billion (the “Maximum Aggregate Purchase Price”). Subject to the Maximum Aggregate Purchase Price, the amounts of each series of Notes that are purchased will be determined in accordance with the acceptance priority levels set forth in the table below (the “Acceptance Priority Levels”), with “1” being the highest Acceptance Priority Level and “4” being the lowest Acceptance Priority Level. In addition, no more than $300.0 million aggregate principal amount (the “2030 Notes Tender Cap”) of the 2030 Notes will be purchased in the Tender Offer.

The following table sets forth some of the terms of the Tender Offer:

Title of Notes	CUSIP Number	Principal Amount Outstanding	Series Tender Cap	Acceptance Priority Level	Tender Offer Consideration(1)(2)	Early Tender Premium(1)	Total Consideration(1)(2)(3)
6.500% Senior Notes due 2048	26885BAE0	$550,000,000	N/A	1	$1,007.50	$50.00	$1,057.50
5.500% Senior Notes due 2028	26885BAC4	$850,000,000	N/A	2	$971.25	$50.00	$1,021.25
4.50% Senior Notes due 2029	26885BAK6 / U26886AC2	$800,000,000	N/A	3	$937.50	$50.00	$987.50
7.500% Senior Notes due 2030	26885BAN0 / U26886AF5	$500,000,000	$300,000,000	4	$1,035.00	$50.00	$1,085.00

(1)	Per $1,000 principal amount of Notes accepted for purchase.

(2)	Does not include accrued and unpaid interest, which will be paid in addition to the Tender Offer Consideration or the Total Consideration, as applicable.

(3)	Includes the Early Tender Premium.

Concurrently with the Tender Offer, EQM is soliciting consents (the “Consent Solicitation”) from holders of the 2028 Notes and from holders of the 2048 Notes to proposed amendments to the indenture governing the 2028 Notes (the “2028 Notes Indenture”) and the indenture governing the 2048 Notes (the “2048 Notes Indenture”), respectively (the “Proposed Amendments” and such consents being solicited are each a “Consent” and collectively, the “Consents”). EQM is not soliciting any consents from holders of the 2029 Notes or the 2030 Notes to amend the indentures governing such notes. The Proposed Amendments would amend the 2028 Notes Indenture and the 2048 Notes Indenture by modifying the reporting covenant contained therein so that EQT would provide financial statements and other information required thereby in lieu of EQM.

Holders of 2028 Notes and holders of 2048 Notes may not tender their 2028 Notes or 2048 Notes, respectively, without delivering their Consents and may not deliver their Consents without tendering their 2028 Notes or 2048 Notes, respectively. Each holder who validly tenders their 2028 Notes or 2048 Notes pursuant to the Tender Offer will be deemed to have validly delivered their related Consent to the Proposed Amendments.

The Tender Offer and the Consent Solicitation are being made upon and are subject to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated November 25, 2024 (as it may be amended or supplemented from time to time, the “Offer to Purchase and Consent Solicitation Statement”). The Tender Offer and the Consent Solicitation will expire at 5:00 p.m., New York City time, on December 30, 2024, unless extended (such date and time, as the same may be extended, the “Expiration Date”) or earlier terminated by EQM. Tendered Notes may not be withdrawn, and delivered Consents may not be revoked, after 5:00 p.m., New York City time, on December 9, 2024, unless extended by EQM (such date and time, as the same may be extended, the “Withdrawal Deadline”), except in certain limited circumstances where additional withdrawal or revocation rights are required by law. In this news release and the Offer to Purchase and Consent Solicitation Statement, all Notes that have been validly tendered and not validly withdrawn are referred to as having been “validly tendered” and all Consents that have been validly delivered and not validly revoked as having been “validly delivered.”

In order to receive the applicable Total Consideration set forth in the table above (the “Total Consideration”), holders of Notes must validly tender their Notes on or prior to 5:00 p.m., New York City time, on December 9, 2024, unless extended by EQM (such date and time, as the same may be extended, the “Early Tender Date”). The Total Consideration includes an early tender premium of $50 per $1,000 principal amount of Notes accepted for purchase pursuant to the Tender Offer (the “Early Tender Premium”). Holders of Notes who validly tender their Notes after the Early Tender Date but on or prior to the Expiration Date, and whose Notes are accepted for purchase, will receive only the applicable Tender Offer Consideration set forth in the table above (the “Tender Offer Consideration”), which is equal to the applicable Total Consideration minus the Early Tender Premium.

In addition to the applicable Total Consideration or the applicable Tender Offer Consideration, as the case may be, holders whose Notes are purchased in the Tender Offer will receive accrued and unpaid interest on such Notes from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the applicable settlement date for such Notes accepted for purchase.

EQM reserves the right, but is under no obligation, subject to the satisfaction or waiver of the conditions to the Tender Offer, to accept for purchase and make payment for Notes validly tendered on or prior to the Early Tender Date, at any point following the Early Tender Date and before the Expiration Date (such date, the “Early Settlement Date”). The Early Settlement Date, if any, will be determined at EQM’s option and will be a date following the Early Tender Date on which all conditions to the Tender Offer have been satisfied or waived by EQM. The Early Settlement Date, if any, is currently expected to be December 30, 2024, assuming all conditions to the Tender Offer have been either satisfied or waived by EQM on or prior to such date. With respect to Notes validly tendered prior to or at the Expiration Date that have not previously settled on the Early Settlement Date, if any, EQM will accept for purchase and make payment on such Notes on a date that is promptly following the Expiration Date (currently expected to be January 2, 2025, which is the second business day following the Expiration Date).

Subject to the Maximum Aggregate Purchase Price, all Notes validly tendered on or prior to the Early Tender Date having a higher Acceptance Priority Level (lower numerical value) will be accepted for purchase before any tendered Notes having a lower Acceptance Priority Level are accepted for purchase, and all Notes validly tendered after the Early Tender Date having a higher Acceptance Priority Level will be accepted for purchase before any Notes tendered after the Early Tender Date having a lower Acceptance Priority Level are accepted for purchase. However, subject to the Maximum Aggregate Purchase Price and the 2030 Notes Tender Cap, Notes validly tendered on or prior to the Early Tender Date will be accepted for purchase in priority to any Notes tendered after the Early Tender Date even if such Notes tendered after the Early Tender Date have a higher Acceptance Priority Level than Notes tendered on or prior to the Early Tender Date.

Tendered Notes may be subject to proration if the aggregate purchase price, excluding accrued and unpaid interest, for Notes validly tendered is greater than the Maximum Aggregate Purchase Price, with equal proration applied for Notes having the same Acceptance Priority Level, if applicable (and depending on whether such Notes were tendered on or prior to, or after, the Early Tender Date), and tendered 2030 Notes may be subject to proration if the aggregate principal amount of the 2030 Notes validly tendered is greater than the 2030 Notes Tender Cap. Furthermore, if the Tender Offer is fully subscribed as of the Early Tender Date, holders who validly tender Notes after the Early Tender Date will not have any of their Notes accepted for purchase unless EQM increases the Maximum Aggregate Purchase Price. Also, if, as of the Early Tender Date, holders validly tender 2030 Notes with an aggregate principal amount equal to or greater than the 2030 Notes Tender Cap, holders who validly tender 2030 Notes after the Early Tender Date will not have any of their 2030 Notes accepted for purchase unless EQM increases the 2030 Notes Tender Cap.

The consummation of the Tender Offer is not conditioned upon any minimum amount of Notes being validly tendered or Consents being validly delivered. However, the Tender Offer is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase and Consent Solicitation Statement, including, but not limited to, a financing condition (i.e., EQM having entered into a new senior unsecured bridge term loan facility (the “Bridge Facility”) and obtaining at least $2.3 billion of borrowings thereunder) and the consummation of the midstream joint venture transaction (the “JV Transaction”) between EQM and certain of its subsidiaries and an affiliate of Blackstone Credit & Insurance (the “JV Investor”).

The Consents of the holders of a majority in aggregate principal amount of the outstanding 2028 Notes are required pursuant to the terms of the 2028 Notes Indenture in order to effectuate the Proposed Amendments as they relate to the 2028 Notes Indenture, and the Consents of the holders of a majority in aggregate principal amount of the outstanding 2048 Notes are required pursuant to the terms of the 2048 Notes Indenture in order to effectuate the Proposed Amendments as they relate to the 2048 Notes Indenture. If such Consents are obtained, EQM intends to enter into a supplemental indenture containing the Proposed Amendments promptly following the Expiration Date, which will immediately become effective and operative upon execution, and in such case, holders of 2028 Notes and 2048 Notes that did not validly tender their Notes prior to the Expiration Date, or at all, will be bound by the Proposed Amendments.

EQM reserves the right, subject to applicable law, to (i) waive or modify, in whole or in part, any or all conditions to the Tender Offer, (ii) extend, terminate or withdraw the Tender Offer and the Consent Solicitation, (iii) increase or decrease the Maximum Aggregate Purchase Price or the 2030 Notes Tender Cap, or (iv) otherwise amend the Tender Offer or the Consent Solicitation in any respect.

The purpose of the Tender Offer is to reduce the Company’s overall principal amount of debt, and it is expected that Notes purchased pursuant to the Tender Offer will be retired. EQM intends to finance the Tender Offer and the Consent Solicitation with borrowings under the Bridge Facility, which is expected be repaid upon consummation of the JV Transaction with a portion of the cash that will be contributed to the joint venture at such time by the JV Investor.

The Company will continue to optimize its capital structure and may repurchase or redeem additional debt securities during or after the Tender Offer. In addition to the Tender Offer, EQM will redeem all of its outstanding 6.000% Senior Notes due 2025 (the “2025 Notes”) and all of its outstanding 4.125% Senior Notes due 2026 (the “2026 Notes”) on December 30, 2024, in each case, pursuant to their terms. Any redemption of the 2025 Notes or the 2026 Notes would be made solely pursuant to a redemption notice delivered pursuant to the applicable indenture governing such notes, and nothing contained in this news release constitutes a notice of redemption of such notes.

RBC Capital Markets, LLC is acting as the Sole Dealer Manager for the Tender Offer and the Sole Solicitation Agent for the Consent Solicitation. Any persons with questions regarding the Tender Offer should contact RBC Capital Markets, LLC by calling (877) 381-2099 (toll-free) or (212) 618-7843 (collect) or emailing liability.management@rbccm.com.

The Information Agent and Tender Agent is Global Bondholder Services Corporation. Copies of the Offer to Purchase and Consent Solicitation Statement and any related Tender Offer or Consent Solicitation materials may be obtained from Global Bondholder Services Corporation by calling (212) 430-3774 (banks and brokers, collect) or (855) 654-2015 (all others, toll-free) or by emailing contact@gbsc-usa.com.

This news release is for informational purposes only. The Tender Offer and the Consent Solicitation are being made only pursuant to the Offer to Purchase and Consent Solicitation Statement, and the information in this news release is qualified by reference to the Offer to Purchase and Consent Solicitation Statement. Further, this news release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities. No recommendation is made as to whether holders should tender any Notes in response to the Tender Offer (and, if applicable, deliver Consents in response to the Consent Solicitation). Holders of Notes must make their own decision as to whether to participate in the Tender Offer and, if applicable, the Consent Solicitation and, if so, the principal amount of Notes to tender.

Investor Contact

Cameron Horwitz

Managing Director, Investor Relations & Strategy

412.445.8454

Cameron.Horwitz@eqt.com

About EQT Corporation

EQT Corporation is a premier, vertically integrated American natural gas company with production and midstream operations focused in the Appalachian Basin. We are dedicated to responsibly developing our world-class asset base and being the operator of choice for our stakeholders. By leveraging a culture that prioritizes operational efficiency, technology and sustainability, we seek to continuously improve the way we produce environmentally responsible, reliable and low-cost energy. We have a longstanding commitment to the safety of our employees, contractors, and communities, and to the reduction of our overall environmental footprint. Our values are evident in the way we operate and in how we interact each day – trust, teamwork, heart, and evolution are at the center of all we do.

Cautionary Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include statements regarding EQM’s plans and expected timing with respect to the Tender Offer, the Consent Solicitation, the JV Transaction, the 2025 Notes and the 2026 Notes.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by it. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond its control. These risks and uncertainties include, but are not limited to, volatility of commodity prices; the costs and results of drilling and operations; uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future; the assumptions underlying production forecasts; the quality of technical data; the Company’s ability to appropriately allocate capital and other resources among its strategic opportunities; access to and cost of capital; the Company’s hedging and other financial contracts; inherent hazards and risks normally incidental to drilling for, producing, transporting and storing natural gas, natural gas liquids (NGLs) and oil; operational risks and hazards incidental to the gathering, transmission and storage of natural gas as well as unforeseen interruptions; cyber security risks and acts of sabotage; availability and cost of drilling rigs, completion services, equipment, supplies, personnel, oilfield services and sand and water required to execute the Company’s exploration and development plans, including as a result of inflationary pressures; risks associated with operating primarily in the Appalachian Basin; the ability to obtain environmental and other permits and the timing thereof; construction, business, economic, competitive, regulatory, judicial, environmental, political and legal uncertainties related to the development and construction by the Company or its joint ventures of pipeline and storage facilities and transmission assets and the optimization of such assets; the Company’s ability to renew or replace expiring gathering, transmission or storage contracts at favorable rates, on a long-term basis or at all; risks relating to the Company’s joint venture arrangements; government regulation or action, including regulations pertaining to methane and other greenhouse gas emissions; negative public perception of the fossil fuels industry; increased consumer demand for alternatives to natural gas; environmental and weather risks, including the possible impacts of climate change; risks related to the Company’s ability to integrate the operations of Equitrans Midstream Corporation (“Equitrans Midstream”) in a successful manner and in the expected time period and the possibility that any of the anticipated benefits and projected synergies of the Company’s merger with Equitrans Midstream (the “Equitrans Midstream Merger”) will not be realized or will not be realized within the expected time period; and disruptions to the Company’s business due to recently completed or pending divestitures, acquisitions and other significant strategic transactions, including the Equitrans Midstream Merger and the pending JV Transaction. These and other risks and uncertainties are described under the “Risk Factors” section and elsewhere in EQT’s Annual Report on Form 10-K for the year ended December 31, 2023, the “Risk Factors” section in EQT’s subsequent Quarterly Reports on Form 10-Q and other documents EQT subsequently files from time to time with the Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.